DIVIDENDS CALENDAR FOR SHAREHOLDERS OF
HARLEYSVILLE NATIONAL CORPORATION                         2006

Dividends	1st Quarter	2nd Quarter	3rd Quarter	4th Quarter
• To be eligible for dividend, stock ownership must be recorded by………	Feb. 28, 2006*	May 31, 2006*	Aug. 31, 2006*	Nov. 30, 2006*
• Dividend payment date………………………………………………………	Mar. 15, 2006*	June 15, 2006*	Sep. 15, 2006*	Dec. 15, 2006*

Dividend Reinvestment Plan
• Dividend Reinvestment Plan eligible dividends reinvested quarterly on or about the 16th of………………………………………………………………	March	June	September	December
• Voluntary cash contributions between $100 and $5,000 per quarter must be received between……………………………………………………………	Feb. 15, - Mar. 13, 2006*	May 18, - June 13, 2006*	Aug. 15 - Sep. 13, 2006*	Nov. 15, - Dec. 13, 2006*
• Dividend Reinvestment Plan quarterly statement of account mailed by mid ………………………………………………………………………………	April	July	October	January

Annual Report and Proxy
• Harleysville National Corporation’s annual report, notice of annual meeting, and proxy statement and proxy are mailed in ……………………	March

Annual Meeting
• Harleysville National Corporation’s annual meeting date is ………………		April 25, 2006
*Anticipated dates